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                                                                    EXHIBIT 23.6

[WENDEL ROSEN BLACK & DEAN LLP LOGO]                   1111 Broadway, 24th floor
ATTORNEYS AT LAW                                        Oakland, CA 94607-4036

                                                         Post Office Box 2047
                                                        Oakland, CA 94604-2047

                                                       Telephone: (510) 834-6600
                                                          Fax: (510) 834-1928
                                                          wturner@wendel.com

                                 April 28, 2004

Vestin Fund III, LLC
2901 El Camino Avenue, Suite 206
Las Vegas, NV 89102

         RE:      VESTIN FUND III, LLC: REGISTRATION ON FORM S-11

Ladies and Gentlemen:

         We hereby consent to all references to our firm under the captions "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus that is part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-105017) to be filed with the Securities and Exchange Commission on or about April 27, 2004, as may be amended from time to time, and to the quotation or summarization in the Prospectus of our legal opinion filed as an exhibit to the Post-Effective Amendment.

                                         Very truly yours,

                                         WENDEL, ROSEN, BLACK & DEAN, LLP

                                         By /s/ Walter R. Turner
                                            ___________________________________
                                            Walter R. Turner, Partner

WRB&D:rag